EXHIBIT 10.1

                          BANK CREDIT FACILITY CONTRACT
                          -----------------------------

Translated From Japanese

                                                                    May 16, 2007

K.K. Sumitomo Mitsui Banking Corporation, Nakano-Branch

BORROWER
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ADDRESS:

Nishi-Shinjuku Showa Bldg. B11F 1-13-12, Nishi-Shinjuku, Shinjuku-ku, Tokyo IA Partners K.K.

NAME:

Representative Director Hideki Anan

GUARANTOR
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ADDRESS:

Shinjuku Island Bldg. 3F, 6-3-1 Nishi Shinjuku, Shinjuku-ku, Tokyo

NAME:

Tokyo Guarantee Association

The borrower, upon agreement with the bank's credit facility of K.K. Sumitomo Mitsui Banking Corporation, will transact bank over-drafts based on the guidelines below.

1. Loan Amount:            YEN 50,000,000

2. Purpose:                Working Capital

3. Borrowing Date:         May 16, 2007

4. Expiration Date:        April 30, 2014

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5. Repayment of Principal: Between December 31, 2007 and April 30, 2014,
repayment to be made at the end of month for amount of 640,000 JPY. Final payment of loan for 720,000 JPY.


6. Borrowing Interest Rate: The stated base rate in 7 below and additionally the spread rate of 8 below.

7. Basic Interest Rate:    Short Term Prime rate


8. Spread:                 2.375% p.a.

9. Transaction Fee:        The Borrower shall pay the amount of YEN 2,750,625 to
the Tokyo Guarantee Association for acting as sole guarantor of the loan.

10. Default Interest Rate: 14.00% p.a. based on the principal amount

11. Calculation of Interest: Interest will be calculated on 365 days in a year. The period of borrowing will include the day after the payment of interest up to the next interest payment date.

13. Treatment of Bank Holidays: If the date required for repayment of principal or interest falls on a non-working day then the following working day shall be used as the repayment date.

14. Designated Account:

Branch Name           Saving Type                                 Account Number
-----------           -----------                                 --------------
Nakano                Normal Account
                      Account Name: Global Hotline K.K.

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             MITSUI SUMITOMO BANK STANDARD LOAN TERMS AND CONDITIONS
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Translated From Japanese

1. Changing Interest rate

         (1) The Borrower shall agree that the Bank will change interest rate in calculation term depending on money market.

         (2) In case standard interest rate is cancelled or changed, interest rate will be issued by the Bank.

         (3) After the Bank changing interest rate, the Bank shall charge the previous amount. After a while the Bank shall charge the difference from the Borrower's specified bank account.

2. Automatic Deduction Repayment and Interest Rate

         (1) The Bank shall take the amount of repayment and interest rate out from the Borrower's specified bank account without any notice.

         (2) In the event the Borrower fails to repay the loan due to not enough money in the bank account, the Bank has the right to implement the payment delay compensation in stead of deducting the payment.

         (3) About above, the Borrower agree if there is another bank account or any way to make payment, the Bank shall chose the way to make payment or the order.

3. Cancellation before Starting Loan

         The Borrower shall confirm interest rate will be determined by the Bank on the day the Borrower apply for the loan or two days before interest payment day. The Borrower can not cancel the loan after entering into contract, even if it is before starting loan.


4. Cancellation Penalty Fee before Starting Loan

         (1) If any trouble shall occur due to unavoidable circumstance the Borrower may cancel the loan with agreement by the bank. The Borrower has to pay penalty.

         (2) Before starting loan if the reason on Article9 occurred, the loan will be cancelled. The Borrower has to pay the penalty.

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5. Changing Loan Conditions

         (1) The Borrower can not change any loan conditions after entering into this contract. ( included before starting loan)

         (2) If there is any unavoidable circumstance, the Borrower can change the loan conditions with the Bank's agreement. The Borrower has to notify the changing 1 month before the day Borrower expects to change. The Borrower has to pay any related fee to change the conditions.

6. Prepayment

         (1) The Borrower can not change method of repayment under this contract without agreement with the Bank.

         (2) The Borrower has to notify any prepayment 1 month before the day the Borrower expects to execute with agreement with the Bank. If the Borrower can not get agreement by the bank, it will not be executed.

         (3) The bank determines the date of prepayment and the Borrower has to pay repayment, unpaid interest rate and penalty fee.

7. Penalty of Prepayment and Loss of Profit in Term

         Just pay penalty.

8. Provide and Dispose Collateral

         (1) When there is a reason for which Bank needs to preserve the collateral given to Bank such as it gets damaged, extinct or its value decreases for a reason not attributable to Bank or when the credibility of Client or its guarantor decreases, Clients shall provide Bank with a collateral or a guarantor approved by Bank or add collateral or a guarantor.

         (2) When Clients defaults on payment, Bank can dispose the collateral not in a legal procedure but in a generally accepted way, timing and price. Bank can deduct the fees from the acquired amount and allot it to discharge Client's debt. When it does not discharge all of Client's debt, Client shall pay the rest immediately. If it is more than Client's debt, Bank will return the rest to whom the collateral belongs.

         (3) When Clients defaults on payment, bank can do same as above to client's occupied estate, handprints, and other securities.

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9. Loss of Profit in Term

         (1) If at least one of the following occurs to the bank, without any bank peremptory notice from the borrower, the bank will lose all of its profit due to the liability, immediate settlement to the liability is required.

                  A) In the case of the following statements, bank suspension, bankruptcy, civil rehabilitation proceedings, corporate reorganization proceedings, initiation of company reorganization or special liquidation.

                  B)       When received a suspension of bill clearinghouse.

                  C) When a client or his deposit guarantor and other tentative garnishments, to send a writ and notification of protective garnishment and garnishment

                  D) In addition client deposit guarantor and other tentative garnishments which bank provide approved collateral, or client noticed to bank in writing promptly that come up with a guarantor,

         (2) And if bank admits a profit in term as before, bank notices to client that in writing.

                  A) When the notification what bank send to client returns, if client is not in.

                  B) If at least only one case of following items will come into, by the demand of bank, client will lose all profits and immediately to perform of Client's debt.

                  C) When the Client is not to be late for discharging to the bank even in a part of Client's debt. When to be a garnishment or to start an auction procedure for subject matters of collateral.

                  D) When client will violate an agreement between bank and client. Guarantor correspond to any of the previous articles and these every item.

                  E) When the case will be considerable causes to need the previous articles and other approved collateral.

         (3) In previous article, if the invoice from bank will arrive late or not arrive, the reason why client by the client responsibility, which client will not notice of removal, or the invoices will not be delivered, the profit in term will lose scheduled time.

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10. Calculation in Case of Off-set by the Bank

         (1) If the bank has to fulfill the liability against the borrower, due to arrival of the due date, loss of profit upon due date, occurrence of discounted discharge, compensation discharge, or due to other reasons, the borrower can off-set the liability of the bank deposit, and any other liabilities regardless of the liability due-dates at any time.

         (2) As to the bank deposit and other liabilities, the advance notice and prescribed procedure can be omitted, refunded, cancelled, and with the income the discharge to the liability is said to be made.

         (3) Upon the calculation in case of off-set stated in the preceding section, the calculation of interest due to liability discharge, discounted fare, loss amount and balance amount are based up until the date of the off-set calculation. The interest rate and price rate are to be set by the borrower, and as to the foreign exchange the rate is applied at the time of calculation.

11. Calculation in Case of Off-set by the Borrower

         (1) The bank can offset the borrower's bank deposit and other liability that are in the period of discharge, before the liability due date.

         (2) If the bank off-sets the discount bill before the expiration date in accordance to the preceding section, the bank can off-set by paying the redemption discharge stated on the bill

         (3) If the off-set is approved through the preceding two sections, the off-set notice should be on paper, and the off-set deposit, and other liability right certification, book, should be submitted immediately to the borrower.

         (4) In the case of off-set, the liability discharge, discounted fare, loss amount and balance amount are based upon until the date of off-set notice receipt. Moreover, as to interest, price rate, and such, unless there is a fixed rule between the bank and the borrower the borrower can set a rule. As to the foreign exchange the rate is applied at the time of calculation. Will there be a special rule for the service charge for the before-deadline discharge, it is set according to the rule.

         (5) In the case of off-set from the bank to the borrower, due to accidents requiring insurance stated by the deposit insurance law, the borrower can follow the deposit regulations and trust contract set by the borrower, according to the first section in this article and/or preceding sections. However, should there be a difference in regulations between the first section in this article and the deposit regulation and trust contract set by the borrower, the latter is applied.

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12. Assignment of the Appropriation by the Bank

         (1)      In the case of off-set calculation by the settlement or
                  article 10, if there is not enough to defunct the whole liability from the bank to the borrower, the borrower is acknowledged to be appropriated, and the bank does not object to the appropriation. In this case, the borrower will notify the appropriation results to the bank in writing.

13. Assignment of the Appropriation by the Borrower

         (1) In the case of bank off-setting by article 11, if there is not enough to defunct the whole liability from the bank to the borrower, the bank is able to appropriate according to the one-by-one manner assigned by the paper from the bank to the borrower.

         (2) If the bank has not assigned the preceding section, the borrower is able to appropriate according to the opportune one-by-one manner, and the bank does not object to the appropriation. In this case, the borrower will notify the appropriation results to the bank in paper.

         (3) If there is a possibility for the liability convention of the borrower to be obstructed, by considering the assignment of the first section, pledge, possession of the certification, importance, difficulty of the disposal, length of liquidation period, settlement expectation for the discount bills, it is possible to appropriate according to the assignment by the borrower. In this case, the borrower will notify the appropriation results to the bank in paper.

         (4) If the borrower appropriates through the preceding 2 sections, unexpired liability for the bank will be considered as expired, and liability redemption will be applied to the discount bills prior to expiration. For the payment acceptance, compensation claim debt in advance will be considered to have been paid by the bank, and the borrower is able to assign the one-by-one method.

14. Risk of Loss and Exemption Clauses

         (1) The Bank will make document and debt paper and so on, when the Borrower loses due to natural disaster. The Borrower has to deal with any loss and damage.

         (2)      Damage of Collateral will be dealt with by Borrower

         (3) Loss and damage by forged signature will be dealt by the Borrower

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15. Bearing Expense and Commission

         (1) The Borrower bear the expense of loan plan commission, revenue stamp, registration fee, notarization, reimbursement and any penalty fee for prepayment, relevant to this loan Agreement or relevant to the guaranty under this Loan Agreement.

         (2) At a rule the Borrower will not have loan plan commission refund.

16. Automatic Deduction Expense

         (1) The Bank shall take any fee and penalty out from the Borrower's specified bank account without any notice.

         (2) Under this contract the Borrower need neither filling out a check nor preparing forms to make payment.

17. Assignment

         (1) Borrower shall allow the Bank to transfer all or part of the loan debt based on this contract to other banks in the future. Borrowers should confirm that the banking transaction rules and any articles under this contract will be applied continuously after transferring the debt.

         (2) Borrower agrees that Bank shall manage and collect debt as a representative during the transfer period.

18. Special terms and conditions for Joint Guarantor

         (1) Joint guarantor and Borrower shall be jointly liable for the loan.

         (2) Joint guarantor shall not use the Borrower's saving or another loan to offset the payment.

         (3) Joint guarantor shall not clam exemption clauses, even if the Bank change or terminate collateral or another guarantee.

         (4) When Joint guarantor performs a guarantee obligation, joint guarantor shall not use the right that the Bank provides during agreement between Borrower and Bank. Also if the Bank ask joint guarantor for assign the right, joint guarantor has to provide it.

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         (5)      If joint guarantor guarantee another debt between the Borrower and the Bank, it will not be changed by this guarantee contract. In case the guarantor guarantees another limited debt, it will be added this amount of debt.

         (6) If joint guarantor guarantees another agreement between the Borrower and the Bank in the future, it will the same as above.

18.2 Notification of Guardian

         Guardian's name and any other need has to be notified to the bank in writing.

19. Reconsidering Contract Conditions

         (1) In the case of following statements during the term of this contract Bank shall ask borrower for consultation of changing interest rate for loan or Spread. Borrower shall accept the consultation.

                  A)       Interest coverage ratio under 1

                           It will be examined based on statement of profits and losses.

                           Method of calculation (sales profit + interest income)/interest expenses

                  B)       Operating at a loss for successive 2 years.

                           It will be examined based on statement of profits and losses after settling accounts. It will be also considered that borrower operates at a loss over three years.

                  C)       Dept exceeds assets

                           To be based on the examined balance sheet after settling accounts.

                  D) In the event that Bank for whatever reason should consider changing the contract conditions occurs.

         (2) Borrower can not avoid the rule about recalling loan under this contract, even when Borrower is in the situations above.

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20. Updated Corporate Information

         (1) Client should report any change in the seal, name, trade name, representative, address, and any other reported particulars, immediately in writing.

         (2) Failing to practice the preceding, or not receiving notices from the borrower, and if the notice or the documents sent by the borrower are delayed or do not reach, they will be considered as reached on schedule.

21. Report and Research

         (1) Client should submit balance sheet, statement of profits and losses, and copies of documents acknowledged by the bank such as research on the client's property, management and updates.

         (2) Client should submit other documents as requested by bank in a timely manner related to ongoing performance of the company.

         (3) Client should report any material matter to the bank in a timely manner.

         (4) If the client is an individual, he/she is to report any information related to family court issues in a timely manner.

22. Agreement of usage purpose of information and providing information to the third party.

23. Changing Laws

24. Notarized Document

         Whenever the bank ask the Borrower for preparing notarized document, the borrower has to start prepare it.

25. Ruling Laws, Jurisdiction

         This contract and this ruling law and any transactions between the client and the bank based on this contract are carried out under Japanese laws.

         If it is necessary to proceed to a the court case about transactions based on this contract, local courts in Osaka Prefecture and Tokyo, or the courts which have jurisdiction (over) each location of correspondents shall hold jurisdiction.

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